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POWER OF ATTORNEY

Reference is hereby made to the proposed registration by France Telecom under the U.S. Securities Act of 1933, as amended, of American Depositary Shares evidenced by American Depositary Receipts (the "ADSs"). Such ADSs will be registered on a registration statement on Form F-6 (the "Registration Statement") and filed with the U.S. Securities and Exchange Commission (the "SEC").

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints each of Gervais PELLISSIER, Jerome BERGER, Christophe EOUZAN and Jean-Michel THIBAUD, as such person's true and lawful attorney-in-fact and agent, with full and several power of substitution and re-substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign and file with the SEC the Registration Statement and any and all amendments and post-effective amendments thereto and to file the same, with exhibits thereto and any and all other documents that may be required in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefore, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date	Signature	Title
0 2 MAI 2012	Stéphane Richard	Chairman and Chief Executive Officer
0 2 MAI 2012	Gervais Pellissier	Chief Executive Officer Delegate, Chief Financial Officer
	Christophe Eouzan	Principal Accounting Officer
	Caroline Angeli	Director
0 2 MAI 2012	Ghislaine Coinaud	Director
0 2 MAI 2012	Jean-Dominique Comolli	Director
~~0 2 MAI 2012~~ 02 mai 2012	Bernard Dufau	Director
0 2 MAI 2012	Jose-Luis Durán	Director
	Pascal Faure	Director
0 2 MAI 2012		

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Date	Signature	Title
	Stéphane Richard	Chairman and Chief Executive Officer
	Gervais Pellissier	Chief Executive Officer Delegate, Chief Financial Officer
02 Mai 2012	Christophe Eouzan	Principal Accounting Officer
	Caroline Angeli	Director
	Ghislaine Coinaud	Director
	Jean-Dominique Comolli	Director
	Bernard Dufau	Director
	Jose-Luis Durán	Director
	Pascal Faure	Director

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Date	Signature	Title
	Charles-Henri Filippi	Director
0 2 MAI 2012	Pierre Graff	Director
0 2 MAI 2012	Daniel Guillot	Director
0 2 MAI 2012	Claudie Haigneré	Director
0 2 MAI 2012	Helle Kristoffersen	Director
0 2 MAI 2012	Marc Maouche	Director
0 2 MAI 2012 2-05-2012	Muriel Pénicaud	Director
0 2 MAI 2012	Jean-Michel Severino	Director
0 2 MAI 2012	France Telecom Participations U.S. Inc. By: Johan Van den Cruijce Title: President	Authorized Representative in the United States

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Date	Signature	Title
	Charles-Henri Filippi	Director
	Pierre Graff	Director
	Daniel Guillot	Director
	Claudie Haigneré	Director
	Helle Kristoffersen	Director
2-05-2012	Marc Maouche	Director
	Muriel Pénicaud	Director
	Jean-Michel Severino	Director
	France Telecom Participations U.S. Inc. By: Johan Van den Cruijce Title: President	Authorized Representative in the United States

02 MAI 2012